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Exhibit 11. Statement re computation of per share earnings

            TORCHMARK CORPORATION COMPUTATION OF EARNINGS PER SHARE

                                           Twelve months ended December 31,
                                        ---------------------------------------
                                            2001          2000         1999
                                        ------------  ------------ ------------
Income from continuing operations
 before extraordinary item and
 cumulative effect of change in
 accounting principle ................  $390,930,000  $361,833,000 $258,930,000
Loss from discontinued operations (net
 of applicable tax benefit)...........    (3,280,000)          -0-   (1,060,000)
                                        ------------  ------------ ------------
Income before extraordinary item and
 change in accounting principle.......   387,650,000   361,833,000  257,870,000
Gain (loss) on redemption of debt (net
 of applicable tax)...................      (277,000)      202,000          -0-
Loss on redemption of monthly income
 preferred securities
 (net of tax).........................    (4,276,000)          -0-          -0-
                                        ------------  ------------ ------------
Income before cumulative effect of
 change in accounting
 principle............................   383,097,000   362,035,000  257,870,000
Cumulative effect of change in
 accounting principle (net of
 applicable tax)......................   (26,584,000)          -0-   16,086,000
                                        ------------  ------------ ------------
 Net Income...........................  $356,513,000  $362,035,000 $273,956,000
                                        ============  ============ ============
Basic weighted average shares
 outstanding..........................   125,134,535   128,089,235  133,197,023
Diluted weighted average shares
 outstanding..........................   125,860,937   128,353,404  133,985,943
Basic earnings per share:
Income from continuing operations
 before extraordinary item and
 cumulative effect of change in
 accounting principle.................  $       3.12  $       2.83 $       1.95
Loss from discontinued operations (net
 of applicable tax benefit)...........          (.02)          -0-         (.01)
                                        ------------  ------------ ------------
Income before extraordinary item and
 change in accounting principle.......          3.10          2.83         1.94
Loss on redemption of debt (net of
 applicable tax benefit)..............           -0-           -0-          -0-
Loss on redemption of monthly income
 preferred securities.................          (.04)          -0-          -0-
                                        ------------  ------------ ------------
Income before cumulative effect of
 change in accounting
 principle............................          3.06          2.83         1.94
Cumulative effect of change in
 accounting principle (net of
 applicable tax benefit/expense)......          (.21)          -0-          .12
                                        ------------  ------------ ------------
 Net Income...........................  $       2.85  $       2.83 $       2.06
                                        ============  ============ ============
Diluted earnings per share:
Income from continuing operations
 before extraordinary item and
 cumulative effect of change in
 accounting principle.................  $       3.11  $       2.82 $       1.93
Loss from discontinued operations (net
 of applicable tax benefit)...........          (.03)          -0-         (.01)
                                        ------------  ------------ ------------
Income before extraordinary item and
 change in accounting principle.......          3.08          2.82         1.92
Loss on redemption of debt (net of
 applicable tax benefit)..............           -0-           -0-          -0-
Loss on redemption of monthly income
 preferred securities.................          (.04)          -0-          -0-
                                        ------------  ------------ ------------
Income before cumulative effect of
 change in accounting
 principle............................          3.04          2.82         1.92
Cumulative effect of change in
 accounting principle (net of
 applicable tax)......................          (.21)          -0-          .12
                                        ------------  ------------ ------------
 Net Income...........................  $       2.83  $       2.82 $       2.04
                                        ============  ============ ============
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